EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3ASR (No. 333-143778) of Lloyds TSB Group plc of our report dated 21 February 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Southampton, United Kingdom
5 June 2008